Exhibit 99.1

Timberline Submits Operating Permit Application for Butte Highlands Joint Venture

May 6, 2010 – Coeur d’Alene, Idaho – Timberline Resources Corporation (NYSE Amex: TLR) (“Timberline”) is pleased to announce that the Company has submitted the Hard Rock Operating Permit Application for its Butte Highlands Gold Project on behalf of the Butte Highlands Joint Venture to the Montana Department of Environmental Quality (DEQ). The application process and the granting of the operating permit is a requirement to advance from the exploration phase of the project into the operational phase. This submission is the beginning of a comprehensive review involving all affected agencies.

Timberline, and its joint venture partner, Highland Mining, LLC, an affiliate of Small Mine Development (SMD), are currently advancing the Butte Highlands Gold Project under a Montana DEQ Exploration Permit. This exploration permit allows the joint venture to: 1) construct all surface facilities necessary for the exploration; 2) proceed with the development of up to 6,700 feet of underground decline; 3) perform 60,000 feet of underground core and RC exploration and definition drilling; 4) mine and remove a 10,000 ton bulk sample of ore to be processed off site.

Currently, all surface facilities, settling ponds, mine water discharge system, and approximately 800 feet of underground ramp with staged sediment sumps and explosives storage areas have been completed. Core and RC drilling are expected to commence in July 2010.

Timberline Executive Chairman and Vice President of Exploration, Paul Dircksen, commented, “Because the exploration infrastructure is virtually the same as that required for full operation, the mining aspect of the project will only impact a small amount of additional acreage. Given that the majority of the proposed disturbance associated with the land application discharge (LAD) of mine water is on land Timberline owns, that there is no proposal to process ore on the site, and the Company's good working relationship with the regulatory agencies reviewing the application, management of Timberline and the Butte Highlands Joint Venture anticipate advancing the project seamlessly from the current exploration phase into production.”

Updated photos and videos showing the activities and progress at the Butte Highlands Gold Project may be viewed on the Timberline web site at www.timberline-resources.com.

Timberline Resources Corporation is a diversified gold company comprised of three complementary business units:  an underground mine with upcoming gold production, exploration, and drilling services.  Its unique, vertically-integrated business model provides investors exposure to gold production, the “blue sky” potential of exploration, and the “picks and shovels” aspect of the mining industry.  Timberline has contract core drilling subsidiaries in the western United States and Mexico and an exploration division focused on district-scale gold projects with the potential for near-term, low-cost development.  The Company has formed a 50/50 joint venture with Highland Mining, LLC, an affiliate of Small Mine Development, LLC, at its Butte Highlands Gold Project where development commenced in 2009.  Timberline is listed on the NYSE Amex and trades under the symbol “TLR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties, including but not limited to the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project, and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2009.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

Randal Hardy, CEO
Phone: 208.664.4859